UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2018

ENVIRO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Idaho	000-30454	83-0266517
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

821 N.W. 57 Place, Fort Lauderdale, FL	33309
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(954) 958-9968

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2018 the Board of Directors of Enviro Technologies, Inc. approved the issuance of an aggregate of 2,000,000 shares of our common stock to Messrs. John A. DiBella and Raynard Veldman. The shares were issued to them as bonus compensation for their efforts in connection with the June 2017 closing of the Technology Purchase Agreement dated March 12, 2017 with Schlumberger Technology Corporation, Schlumberger Canada Limited and Schlumberger B.V. as the purchasers of certain of our intellectual consisting of our Voraxial patents, marks, software and copyrights, all as described in the Current Report on Form 8-K as filed with the Securities and Exchange Commission on June 25, 2017.

Messrs. DiBella and Veldman, who each received 1,000,000 shares of our common stock valued at $50,000, are the sole members of our Board of Directors, and Mr. DiBella serves as our sole officer. The recipients are accredited investors and the issuances were exempt from registration under the Securities Act of 1933, as amended, in reliance on an exemption provided under Section 4(a)(2) of that act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRO VORAXIAL TECHNOLOGY, INC.

Date: June 1, 2018	By: /s/ John B. DiBella
John B. DiBella, Chief Executive Officer